Exhibit 99.1

CNH Industrial delivers record results in first year as pure play in Agriculture and Construction with strong fourth quarter

Q4 Consolidated revenues of $6,943 million (up 26.7% compared to Q4 2021 for continuing operations)

Net income of $592 million, Adjusted Net Income of $486 million, with diluted EPS of $0.43 and adjusted diluted EPS of $0.36

Adjusted EBIT of Industrial Activities of $680 million (up $302 million compared to Q4 2021)

Net cash provided by operating activities of $1,443 million and Industrial Free Cash Flow of $2,049 million

Net sales for Industrial Activities of $6,352 million (up $1,358 million compared to Q4 2021)

The board intends to recommend an annual cash dividend of €0.36 (approximately $0.38) per share

Financial results presented under U.S. GAAP

The CNH Industrial team delivered a strong fourth quarter contributing to record full year revenue and income. Sharp execution and improving supply chain management generated $1.6B of full year industrial free cash flow. We are pleased to have resolved the UAW strike and are eager to continue delivering increased value to our dealers and customers. We also announced today our intention to move to a single listing in New York, with plans to exit the Milan exchange as expeditiously as possible. Our precision and autonomy offerings were on full display at our Tech Day in December, and further innovations and integration with Raven will drive the success of our farm and construction customers. We see continuing strength in most end markets, and with better performing supply chains and moderating inflation we are confident we will build on our robust foundation.

  Scott W. Wine, Chief Executive Officer

2022 Fourth Quarter Results

(all amounts $ million, comparison vs Q4 2021 continuing operations - unless otherwise stated)

US-GAAP

	Q4 2022	PY(1)	Change	Change at c.c.(3)

Consolidated revenue	6,943	5,480	+1,463	+31%

of which Net sales of Industrial Activities	6,352	4,994	+1,358	+31%

Net income	592	464	+128

Diluted EPS $	0.43	0.34	+0.09

Cash flow from operating activities	1,443	1,724	(281)

Cash and cash equivalents(6)	4,376	3,154	+1,222

Gross profit margin of Industrial Activities	21.6%	19.0%	+260 bps

NON-GAAP(2)

	Q4 2022	PY(1)	Change

Adjusted EBIT of Industrial Activities	680	378	+302

Adjusted EBIT Margin of Industrial Activities	10.7%	7.6%	+310 bps

Adjusted net income	486	425	+61

Adjusted diluted EPS $	0.36	0.31	+0.05

Free Cash flow of Industrial Activities	2,049	1,225	+824

Available liquidity(6)	10,632	8,645	+1,987

Net sales of Industrial Activities of $6,352 million, up 27.2% mainly due to favorable price realization and higher sales volumes, despite more than 4% adverse currency conversion impacts.

Net income of $592 million, with diluted earnings per share of $0.43 (net income of $464 million in Q4 2021, with diluted earnings per share of $0.34). Adjusted net income of $486 million, with adjusted diluted earnings per share of $0.36 (adjusted net income of $425 million in Q4 2021, with adjusted diluted earnings per share of $0.31).

Adjusted EBIT of Industrial Activities of $680 million ($378 million in Q4 2021), with both segments up year over year. Agriculture adjusted EBIT margin at 13.1% and Construction at 3.5%.

Gross profit margin of Industrial Activities of 21.6%, (19.0% in Q4 2021) with improvement in Agriculture and Construction despite continued cost pressures.

Reported income tax expense of $168 million, which includes a $55 million tax benefit from recognizing certain deferred tax assets, and an effective tax rate (ETR) of 23.2%; both the ETR and the adjusted ETR(1) of 33.6% increased due to the jurisdictional mix of pre-tax profits and discrete items booked in the quarter.

Cash flow from operating activities in the quarter was $1,443 million ($1,724 million in Q4 2021). Free cash flow of Industrial Activities was $2,049 million. Total Debt of $23.0 billion at December 31, 2022 ($20.9 billion at December 31, 2021).

Industrial Activities Net Cash (Debt)(1) position at $362 million, an improvement of $1.5 billion from December 31, 2021, and Available liquidity at $10,632 million as of December 31, 2022. 2.9 million common shares were purchased during the fourth quarter under the first $50 million tranche of the $300 million common share buyback program approved on July 29, 2022.

The Board of CNH Industrial N.V. intends to recommend to the Company’s shareholders an annual cash dividend of €0.36 per common share, totaling approximately €483 million (~$511 million). The proposed dividend remains subject to formal Board approval and the approval of shareholders at the Annual General Meeting on April 14, 2023.

Agriculture

	Q4 2022	Q4 2021(1)	Change	Change at c.c.(3)

Net sales ($ million)	5,369	4,150	+1,219	+34%

Adjusted EBIT ($ million)	701	414	+287

Adjusted EBIT margin	13.1%	10.0%	+310 bps

In North America, industry volume was flat year over year for the fourth quarter 2022 for tractors over 140 HP and was down 14% for tractors under 140 HP; combines were up 44%. In Europe, Middle East and Africa (EMEA), tractor and combine demand was down 7% and up 8%, respectively, of which Europe tractor and combine demand was down 1% and up 36%, respectively. South America tractor demand was down 8% and combine demand was up 6%. Asia Pacific tractor demand was up 18% and combine demand was up 296%.

Agriculture net sales were up 29%, due to favorable price realization, higher sales volumes and better product mix, mostly driven by the North America, South America and Europe regions partially offset by negative impact of foreign exchange rates.

Gross profit margin was at 23.1%, with Gross Profit $394 million higher than in Q4 2021, mainly due to favorable price realization in the North America, South America and Europe regions more than offsetting higher manufacturing and purchasing costs across all regions.

Adjusted EBIT was $701 million ($414 million in Q4 2021), with Adjusted EBIT margin at 13.1%. The $287 million (or 3.1 p.p.) increase from Q4 2021 was driven by favorable price realization and better product mix, partially offset by higher manufacturing and purchasing costs, increased SG&A and R&D spend.

Order book in Agriculture was down 23% year over year for tractors worldwide with all regions down except the Asia Pacific region. Order book for combines was down 20%, with declines in all regions except the Asia Pacific region. At above 2.2 times the pre-pandemic levels, order books remain strong in all regions.

Construction

	Q4 2022	Q4 2021(1)	Change	Change at c.c.(3)

Net sales ($ million)	983	844	+139	+19%

Adjusted EBIT ($ million)	34	20	+14

Adjusted EBIT margin	3.5%	2.4%	+110 bps

Global industry volume for construction equipment decreased in both Heavy and Light sub-segments year over year in the fourth quarter, both down 2%. Aggregated demand increased 1% in EMEA, decreased 6% in North America, decreased 9% in South America and decreased 1% for Asia Pacific, particularly in China.

Construction net sales were up 17%, driven by positive sales volume, favorable price realization, and contribution from the Sampierana business, partially offset by negative impact of foreign exchange rates.

Gross profit margin was 13.3%, up 1.0 p.p. compared to Q4 2021, mainly due to favorable price realization and higher volumes in North America, South America, and Europe, contributions from the Sampierana business, partially offset by higher raw material costs.

Adjusted EBIT increased $14 million due to favorable volume and mix and positive price realization, partially offset by higher raw material costs and increased SG&A spend. Adjusted EBIT margin at 3.5%.

Construction order book was down 19% year over year in the Heavy sub-segment and down 10% in the Light sub-segment from elevated levels at the end of 2021. Dealer inventories remain low compared to past performance.

Financial Services

	Q4 2022	Q4 2021(1)	Change	Change at c.c.(3)

Revenue ($ million)	577	478	+99	+22%

Net income ($ million)	75	90	(15)

Equity at quarter-end ($ million)	2,285	2,129	+156

Retail loan originations ($ million)	9,955	9,733	+2.3%

Revenues were up 21% due to favorable volumes in all regions, higher base rates across all regions, mainly in South America, partially offset by lower used equipment sales.

Net income decreased $15 million to $75 million, primarily due to margin compression in North America, increased labor costs, and higher specific reserves, primarily in China related to Construction customers and dealers, partially offset by favorable volumes in all regions, and higher recoveries on used equipment sales.

The managed portfolio (including unconsolidated joint ventures) was $23.8 billion as of December 31, 2022 (of which retail was 67% and wholesale was 33%), up $3.6 billion compared to December 31, 2021 (up $4.0 billion on a constant currency basis).

The receivable balance greater than 30 days past due as a percentage of receivables was 1.3% (1.2% as of December 31, 2021).

During the quarter, CNH Industrial Capital North America closed on its previously announced purchase of Citibank N.A. and Citi Cards Canada Inc.’s portfolio of revolving charge account (“RCA”) receivables underlying a private-label RCA product offered through CNH Industrial North America dealers.

2023 Outlook

The Company is providing the following 2023 outlook for its Industrial Activities:

•	Net sales(5) up between 6% and 10% year on year including currency translation effects

•	SG&A up, no more than 5% vs 2022

•	Free Cash Flow of Industrial Activities(8) between $1.3bn and $1.5bn

•	R&D expenses and capital expenditures at around $1.6bn

Results For The Full Year 2022

Consolidated revenues of $23,551 million (up 20.8% year on year, up 24% at constant currency), net income of $2,039 million (adjusted net income of $2,004 million, with adjusted diluted EPS of $1.46), adjusted EBIT of Industrial Activities of $2,433 million, and Industrial Free Cash Flow generation of $1,596 million.

Results for the Full Year 2022

(all amounts $ million, comparison vs FY 2021 continuing operations - unless otherwise stated)

US-GAAP

	FY 2022	FY 2021(1)	Change	Change at c.c.(3)
Consolidated revenue	23,551	19,496	+4,055	+24%

of which Net sales of Industrial Activities	21,541	17,802	+3,739	+25%

Net income	2,039	1,801	+238

Diluted EPS $	1.49	1.32	+0.17

Cash flow from operating activities	557	3,198	(2,641)

Cash and cash equivalents(7)	4,376	5,044	(668)

Gross profit margin of Industrial Activities	22.0%	20.7%	+130 bps

NON-GAAP(2)

	FY 2022	FY 2021(1)	Change

Adjusted EBIT of Industrial Activities	2,433	1,763	+670

Adjusted EBIT Margin of Industrial Activities	11.3%	9.9%	+140 bps

Adjusted net income	2,004	1,747	+257

Adjusted diluted EPS $	1.46	1.28	+0.18

Free Cash flow of Industrial Activities	1,596	1,928	(332)

Available liquidity(7)	10,632	10,521	+111

Adjusted gross margin of Industrial Activities	22.2%	20.7%	+150 bps

Agriculture

	FY 2022	FY 2021(1)	Change	Change at c.c.(3)

Net sales ($ million)	17,969	14,721	+3,248	+26%

Adjusted EBIT ($ million)	2,456	1,810	+646

Adjusted EBIT margin	13.7%	12.3%	+140 bps

Construction

	FY 2022	FY 2021(1)	Change	Change at c.c.(3)

Net sales ($ million)	3,572	3,081	+491	+18%

Adjusted EBIT ($ million)	124	90	+34

Adjusted EBIT margin	3.5%	2.9%	+60 bps

Financial Services

	FY 2022	FY 2021(1)	Change	Change at c.c.(3)

Revenues ($ million)	1,996	1,672	+324	+20%

Net income ($ million)	338	349	(11)

Notes

CNH Industrial reports quarterly and annual consolidated financial results under U.S. GAAP and EU-IFRS. The tables and discussion related to the financial results of the Company and its segments shown in this press release are prepared in accordance with U.S. GAAP. Financial results under EU-IFRS are shown in specific tables at the end of this press release.

1.

Effective January 1, 2022, the Iveco Group business was separated from CNH Industrial N.V. by way of a demerger under Dutch law to Iveco Group N.V. and Iveco Group became a public listed company independent from CNH Industrial. Accordingly, that business is presented as discontinued operations beginning in the first quarter of 2022. The Company has reclassified the financial results of Iveco Group to Net income (loss) from discontinued operations in the Condensed Consolidated Statements of Operations for all periods presented. The Company has reclassified the related assets and liabilities as Assets held for distribution and Liabilities held for distribution on the Condensed Consolidated Balance Sheets as of December 31, 2021. Cash flows from the Company’s discontinued operations are presented in the Condensed Consolidated Statements of Cash Flows for all periods. All comparative figures shown exclude the results of the discontinued operations.

2.

This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures. Refer to the specific table in the “Other Supplemental Financial Information” section of this press release for the reconciliation between the non-GAAP financial measure and the most comparable GAAP financial measure.

3.	c.c. means at constant currency.

4.

Certain financial information in this report has been presented by geographic area. Our geographical regions are: (1) North America; (2) Europe, Middle East and Africa; (3) South America and (4) Asia Pacific. The geographic designations have the following meanings:

a.     North America: United States, Canada, and Mexico;

b.     Europe, Middle East, and Africa: member countries of the European Union, European Free Trade Association, the United Kingdom, Ukraine, Balkans, Russia, Turkey, the African continent, and the Middle East;

c.     South America: Central and South America, and the Caribbean Islands; and

d.     Asia Pacific: Continental Asia (including the Indian subcontinent) and Oceania.

5.	Net sales reflecting the exchange rate of 1.05 EUR/USD

6.	Comparison vs. September 30, 2022

7.	Comparison vs. December 31, 2021

8.

The Company is unable to provide this reconciliation without unreasonable effort due to the uncertainty and inherent difficulty of predicting the occurrence, the financial impact, and the periods in which the adjustments may be recognized. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

Non-GAAP Financial Information

CNH Industrial monitors its operations through the use of several non-GAAP financial measures. CNH Industrial’s management believes that these non-GAAP financial measures provide useful and relevant information regarding its operating results and enhance the readers’ ability to assess CNH Industrial’s financial performance and financial position. Management uses these non-GAAP measures to identify operational trends, as well as make decisions regarding future spending, resource allocations and other operational decisions as they provide additional transparency with respect to our core operations. These non-GAAP financial measures have no standardized meaning under U.S. GAAP or EU-IFRS and are unlikely to be comparable to other similarly titled measures used by other companies and are not intended to be substitutes for measures of financial performance and financial position as prepared in accordance with U.S. GAAP and/or EU-IFRS.

CNH Industrial’s non-GAAP financial measures are defined as follows:

•

Adjusted EBIT of Industrial Activities under U.S. GAAP: is defined as net income (loss) before the following items: Income taxes, Financial Services’ results, Industrial Activities’ interest expenses, net, foreign exchange gains/losses, finance and non-service component of pension and other post-employment benefit costs, restructuring expenses, and certain non-recurring items. In particular, non-recurring items are specifically disclosed items that management considers rare or discrete events that are infrequent in nature and not reflective of on-going operational activities.

•

Adjusted EBIT of Industrial Activities under EU-IFRS: is defined as profit/(loss) before the following items: Taxes, Financial Services’ results, Industrial Activities’ financial expenses, restructuring costs, and certain non-recurring items.

•	Adjusted EBIT Margin of Industrial Activities: is computed by dividing Adjusted EBIT of Industrial Activities by Net Sales of Industrial Activities.

•	Adjusted Net Income (Loss): is defined as net income (loss), less restructuring charges and non-recurring items, after tax.

•

Adjusted Diluted EPS: is computed by dividing Adjusted Net Income (loss) attributable to CNH Industrial N.V. by a weighted-average number of common shares outstanding during the period that takes into consideration potential common shares outstanding deriving from the CNH Industrial share-based payment awards, when inclusion is not anti-dilutive. When we provide guidance for adjusted diluted EPS, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end.

•	Adjusted Income Tax (Expense) Benefit: is defined as income taxes less the tax effect of restructuring expenses and non-recurring items, and non-recurring tax charges or benefits.

•

Adjusted Effective Tax Rate (Adjusted ETR): is computed by dividing a) adjusted income taxes by b) income (loss) before income taxes and equity in income of unconsolidated subsidiaries and affiliates, less restructuring expenses and non-recurring items.

•	Adjusted Gross Profit Margin of Industrial Activities: is computed by dividing Net sales less Cost of goods sold, as adjusted by non-recurring items, by Net sales.

•

Net Cash (Debt) and Net Cash (Debt) of Industrial Activities: Net Cash (Debt) is defined as total debt less intersegment notes receivable, cash and cash equivalents, restricted cash, other current financial assets (primarily current securities, short-term deposits and investments towards high-credit rating counterparties) and derivative hedging debt. CNH Industrial provides the reconciliation of Net Cash (Debt) to Total (Debt), which is the most directly comparable measure included in the consolidated balance sheets. Due to different sources of cash flows used for the repayment of the debt between Industrial Activities and Financial Services (by cash from operations for Industrial Activities and by collection of financing receivables for Financial Services), management separately evaluates the cash flow performance of Industrial Activities using Net Cash (Debt) of Industrial Activities.

•

Free Cash Flow of Industrial Activities (or Industrial Free Cash Flow): refers to Industrial Activities only, and is computed as consolidated cash flow from operating activities less: cash flow from operating activities of Financial Services; investments of Industrial Activities in assets sold under operating leases, property, plant and equipment and intangible assets; change in derivatives hedging debt of Industrial Activities; as well as other changes and intersegment eliminations.

•

Available Liquidity: is defined as cash and cash equivalents plus restricted cash, undrawn medium-term unsecured committed facilities, net receivables/payables with Iveco Group N.V. and other current financial assets (primarily current securities, short-term deposits and investments in instruments of high-credit rating counterparties).

•

Change excl. FX or Constant Currency: CNH Industrial discusses the fluctuations in revenues on a constant currency basis by applying the prior year average exchange rates to current year’s revenues expressed in local currency in order to eliminate the impact of foreign exchange rate fluctuations

The tables attached to this press release provide reconciliations of the non-GAAP measures used in this press release to the most directly comparable GAAP measures.

Forward-looking statements

All statements other than statements of historical fact contained in this earning release, including competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. Forward looking statements also include statements regarding the future performance of CNH Industrial and its subsidiaries on a standalone basis. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements. Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of our markets, including the significant uncertainty caused by the war in the Ukraine; the duration and economic, operational and financial impacts of the global COVID-19 pandemic; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods-related products; changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs; volatility in international trade caused by the imposition of tariffs, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which we compete; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of our products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; price pressure on new and used equipment; the resolution of pending litigation and investigations on a wide range of topics, including dealer and supplier litigation, intellectual property rights disputes, product warranty and defective product claims, and emissions and/or fuel economy regulatory and contractual issues; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of CNH Industrial and its suppliers and dealers; security breaches with respect to our products; our pension plans and other post-employment obligations; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics, terrorist attacks in Europe and elsewhere; our ability to realize the anticipated benefits from our business initiatives as part of our strategic plan; our failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our success in managing the risks involved in the foregoing.

Forward-looking statements are based upon assumptions relating to the factors described in this earnings release, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside CNH Industrial’s control. CNH Industrial expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements in this announcement to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based. Further information concerning CNH Industrial, including factors that potentially could materially affect CNH Industrial’s financial results, is included in CNH Industrial’s reports and filings with the U.S. Securities and Exchange Commission (“SEC”), the Autoriteit Financiële Markten (“AFM”) and Commissione Nazionale per le Società e la Borsa (“CONSOB”).

All future written and oral forward-looking statements by CNH Industrial or persons acting on the behalf of CNH Industrial are expressly qualified in their entirety by the cautionary statements contained herein or referred to above.

Conference Call and Webcast

Today, at 3:30 p.m. CET / 2:30 p.m. GMT/ 9:30 a.m. ET, management will hold a conference call to present fourth quarter 2022 results to financial analysts and institutional investors. The call can be followed live online at https://bit.ly/CNH_Industrial_Q4FY_2022 and a recording will be available later on the Company’s website www.cnhindustrial.com. A presentation will be made available on the CNH Industrial website prior to the conference call.

London, February 2, 2023

CONTACTS

Media Inquiries – Laura Overall Tel +44 207 925 1964 or Rebecca Fabian Tel +1 312 515 2249 (Email mediarelations@cnhind.com)

Investor Relations – Jason Omerza Tel +1 630 740 8079 or Federico Pavesi Tel +39 345 605 6218 (Email investor.relations@cnhind.com)

CNH INDUSTRIAL N.V.

Condensed Consolidated Statements of Operations for the three months and years ended December 31, 2022 and 2021

(Unaudited, U.S.-GAAP)

	Three Months Ended December 31,		Years Ended December 31,

($ million)	2022	2021	2022	2021

Revenues

Net sales	6,352	4,994	21,541	17,802

Finance, interest and other income	591	486	2,010	1,694

TOTAL REVENUES	6,943	5,480	23,551	19,496

Costs and Expenses

Cost of goods sold	4,978	4,045	16,797	14,109

Selling, general and administrative expenses	528	431	1,752	1,454

Research and development expenses	257	189	866	642

Restructuring expenses	12	14	31	35

Interest expense	244	132	734	549

Other, net	199	346	689	768

TOTAL COSTS AND EXPENSES	6,218	5,157	20,869	17,557

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY IN INCOME OF UNCONSOLIDATED SUBSIDIARIES AND AFFILIATES	725	323	2,682	1,939

Income tax (expense) benefit	(168)	118	(747)	(229)

Equity in income (loss) of unconsolidated subsidiaries and affiliates	35	23	104	91

Net income (loss) from continuing operations	592	464	2,039	1,801

Net income (loss) from discontinued operations	—	(157)	—	(41)

NET INCOME (LOSS)	592	307	2,039	1,760

Net income attributable to noncontrolling interests	—	5	10	37

NET INCOME (LOSS) ATTRIBUTABLE TO CNH INDUSTRIAL N.V.	592	302	2,029	1,723

Basic earnings (loss) per share attributable to common shareholders (in $)

Continuing operations	0.44	0.34	1.50	1.32

Discontinued operations	—	(0.12)	—	(0.05)

Basic earnings per share attributable to CNH Industrial N.V.	0.44	0.22	1.50	1.27

Diluted earnings (loss) per share attributable to common shareholders (in $)

Continuing operations	0.43	0.34	1.49	1.32

Discontinued operations	—	(0.12)	—	(0.05)

Diluted earnings per share attributable to CNH Industrial N.V.	0.43	0.22	1.49	1.27

Average shares outstanding (in millions)

Basic	1,345	1,355	1,351	1,354

Diluted	1,361	1,363	1,362	1,361

Cash dividends declared per common share	—	—	0.302	0.132

These Condensed Consolidated Statements of Operations should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2021 included in the Annual Report on Form 20-F. These Condensed Consolidated Statements of Operations represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.

Condensed Consolidated Balance Sheets as of December 31, 2022 and December 31, 2021

(Unaudited, U.S.-GAAP)

($ million)	December 31, 2022	December 31, 2021

ASSETS

Cash and cash equivalents	4,376	5,044

Restricted cash	753	801

Financing receivables, net	19,260	15,376

Receivables from Iveco Group N.V.	298	—

Inventories, net	4,811	4,216

Property, plant and equipment, net and equipment under operating lease	3,034	3,213

Intangible assets, net	4,451	4,417

Other receivables and assets	2,398	2,803

Assets held for distribution	-	13,546

TOTAL ASSETS	39,381	49,416

LIABILITIES AND EQUITY

Debt	22,962	20,897

Payables to Iveco Group N.V.	156	502

Other payables and liabilities	9,287	9,272

Liabilities held for distribution	-	11,892

Total Liabilities	32,405	42,563

Redeemable noncontrolling interest	49	45

Equity	6,927	6,808

TOTAL LIABILITIES AND EQUITY	39,381	49,416

These Condensed Consolidated Statements of Operations should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2021 included in the Annual Report on Form 20-F. These Condensed Consolidated Balance Sheets represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.

Condensed Consolidated Statement of Cash Flows for the years ended December 31, 2022 and 2021

(Unaudited, U.S.-GAAP)

	Years Ended December 31,

($ million)	2022	2021

Net income (loss)	2,039	1,760

Less: Net income (loss) of Discontinued Operations	—	(41)

Net income (loss) of Continuing Operations	2,039	1,801

Adjustments to reconcile net income (loss) from Continuing Operations to net cash provided by (used in) operating activities from Continuing Operations:	(1,482)	1,397

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	557	3,198

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	884

TOTAL NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	557	4,082

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES FROM CONTINUING OPERATIONS	(3,009)	(4,570)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	(431)

TOTAL NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(3,009)	(5,001)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES FROM CONTINUING OPERATIONS	1,964	(1,399)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	(46)

TOTAL NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,964	(1,445)

Effect of foreign exchange rate changes on cash and cash equivalents and restricted cash	(228)	(403)

DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(716)	(2,767)

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	5,845	9,629

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	5,129	6,862

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (Discontinued Operations)	—	1,017

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (Continuing Operations)	5,129	5,845

These Condensed Consolidated Statements of Operations should be read in conjunction with the Company’s Audited Consolidated Financial Statements and Notes for the year ended December 31, 2021 included in the Annual Report on Form 20-F. These Condensed Consolidated Statements of Cash Flows represent the consolidation of all CNH Industrial N.V. subsidiaries.

CNH INDUSTRIAL N.V.

Supplemental Statements of Operations for the three months ended December 31, 2022 and 2021

(Unaudited, U.S.-GAAP)

	Three Months Ended December 31, 2022					Three Months Ended December 31, 2021

($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated

Revenues

Net sales	6,352	—	—		6,352	4,994	—	—		4,994

Finance, interest, and other income	43	577	(29)	(2)	591	16	478	(8)	(2)	486

TOTAL REVENUES	6,395	577	(29)		6,943	5,010	478	(8)		5,480

Costs and Expenses

Cost of goods sold	4,978	—	—		4,978	4,045	—	—		4,045

Selling, general and administrative expenses	462	66	—		528	391	40	—		431

Research and development expenses	257	—	—		257	189	—	—		189

Restructuring expenses	12	—	—		12	14	—	—		14

Interest expense	65	208	(29)	(3)	244	42	98	(8)	(3)	132

Other, net	(14)	213	—		199	114	232	—		346

TOTAL COSTS AND EXPENSES	5,760	487	(29)		6,218	4,795	370	(8)		5,157

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY IN INCOME OF UNCONSOLIDATED SUBSIDIARIES AND AFFILIATES	635	90	—		725	215	108	—		323

Income tax (expense) benefit	(149)	(19)	—		(168)	142	(24)	—		118

Equity in income (loss) of unconsolidated subsidiaries and affiliates	31	4	—		35	17	6	—		23

NET INCOME (LOSS) Continuing Operations	517	75	—		592	374	90	—		464

NET INCOME (LOSS) Discontinued Operations	—	—	—		—	(179)	22	—		(157)

NET INCOME (LOSS)	517	75	—		592	195	112	—		307

(1)

Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

(2)	Elimination of Financial Services’ interest income earned from Industrial Activities.

(3)	Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.

Supplemental Statements of Operations for the years ended December 31, 2022 and 2021

(Unaudited, U.S.-GAAP)

	Year Ended December 31, 2022					Year Ended December 31, 2021
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated

Revenues

Net sales	21,541	—	—		21,541	17,802	—	—		17,802

Finance, interest and other income	95	1,996	(81)	(2)	2,010	59	1,672	(37)	(2)	1,694

TOTAL REVENUES	21,636	1,996	(81)		23,551	17,861	1,672	(37)		19,496

Costs and Expenses

Cost of goods sold	16,797	—	—		16,797	14,109	—	—		14,109

Selling, general and administrative expenses	1,549	203	—		1,752	1,327	127	—		1,454

Research and development expenses	866	—	—		866	642	—	—		642

Restructuring expenses	31	—	—		31	35	—	—		35

Interest expense	214	601	(81)	(3)	734	177	409	(37)	(3)	549

Other, net	(55)	744	—		689	73	695	—		768

TOTAL COSTS AND EXPENSES	19,402	1,548	(81)		20,869	16,363	1,231	(37)		17,557

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY IN INCOME OF UNCONSOLIDATED SUBSIDIARIES AND AFFILIATES	2,234	448	—		2,682	1,498	441	—		1,939

Income tax (expense) benefit	(622)	(125)	—		(747)	(122)	(107)	—		(229)

Equity in income (loss) of unconsolidated subsidiaries and affiliates	89	15	—		104	76	15	—		91

NET INCOME (LOSS) Continuing Operations	1,701	338	—		2,039	1,452	349	—		1,801

NET INCOME (LOSS) Discontinued Operations	—	—	—		—	(112)	71	—		(41)

NET INCOME (LOSS)	1,701	338	—		2,039	1,340	420	—		1,760

(1)

Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

(2)	Elimination of Financial Services’ interest income earned from Industrial Activities.
(3)	Elimination of Industrial Activities’ interest expense to Financial Services.

CNH INDUSTRIAL N.V.

Supplemental Balance Sheets as of December 31, 2022 and December 31, 2021

(Unaudited, U.S.-GAAP)

	December 31, 2022					December 31, 2021
($ million)	Industrial Activities(1)	Financial Services	Eliminations		Consolidated	Industrial Activities(1)	Financial Services	Eliminations		Consolidated

ASSETS

Cash and cash equivalents	3,802	574	—		4,376	4,386	658	—		5,044

Restricted cash	158	595	—		753	128	673	—		801

Financing receivables, net	898	19,313	(951)	(2)	19,260	199	15,508	(331)	(2)	15,376

Receivables from Iveco Group N.V.	234	64	—		298	—	—	—		—

Inventories, net	4,798	13	—		4,811	4,187	29	—		4,216

Property, plant and equipment, net and equipment on operating lease	1,561	1,473	—		3,034	1,504	1,709	—		3,213

Intangible assets, net	4,287	164	—		4,451	4,255	162	—		4,417

Other receivables and assets	2,141	477	(220)	(3)	2,398	2,656	345	(198)	(3)	2,803

Assets held for distribution	—	—	—		—	9,814	4,543	(811)		13,546

TOTAL ASSETS	17,879	22,673	(1,171)		39,381	27,129	23,627	(1,340)		49,416

LIABILITIES AND EQUITY

Debt	4,972	18,941	(951)	(2)	22,962	5,485	15,743	(331)	(2)	20,897

Payables to Iveco Group N.V.	5	151	—		156	334	168	—		502

Other payables and liabilities	8,211	1,296	(220)	(3)	9,287	8,426	1,044	(198)	(3)	9,272

Liabilities held for distribution	—	—	—		—	8,985	3,718	(811)		11,892

Total Liabilities	13,188	20,388	(1,171)		32,405	23,230	20,673	(1,340)		42,563

Redeemable noncontrolling interest	49	—	—		49	45	—	—		45

Equity	4,642	2,285	—		6,927	3,854	2,954	—		6,808

TOTAL LIABILITIES AND EQUITY	17,879	22,673	(1,171)		39,381	27,129	23,627	(1,340)		49,416

(1)

Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

(2)	This item includes the elimination of receivables/payables between Industrial Activities and Financial Services.
(3)

This item primarily represents the reclassification of deferred tax assets/liabilities in the same taxing jurisdiction and elimination of intercompany activity between Industrial Activities and Financial Services.

CNH INDUSTRIAL N.V.

Supplemental Statements of Cash Flows for the years ended December 31, 2022 and 2021

(Unaudited, U.S.-GAAP)

	Year ended December 31, 2022					Year ended December 31, 2021
($ million)	Industrial Activities(1)	Financial Services	Eliminations	(3)	Consolidated	Industrial Activities(1)	Financial Services	Eliminations	(3)	Consolidated

Net income (loss)	1,701	338	—		2,039	1,340	420	—		1,760
Less: Net income (loss) of Discontinued Operations	—	—	—		—	(112)	71	—		(41)
Net income (loss) of Continuing Operations	1,701	338	—		2,039	1,452	349	—		1,801
Adjustments to reconcile net income (loss) from Continuing Operations to net cash provided by (used in) operating activities from Continuing Operations:	304	(1,598)	(188)	(2)	(1,482)	799	909	(311)	(2)	1,397
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	2,005	(1,260)	(188)		557	2,251	1,258	(311)		3,198
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	—	—		—	856	31	(3)		884

TOTAL NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	2,005	(1,260)	(188)		557	3,107	1,289	(314)		4,082

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES FROM CONTINUING OPERATIONS	(1,653)	(1,394)	38		(3,009)	(3,347)	(1,233)	10		(4,570)
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	—	—		—	(523)	87	5		(431)

TOTAL NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,653)	(1,394)	38		(3,009)	(3,870)	(1,146)	15		(5,001)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES FROM CONTINUING OPERATIONS	(691)	2,505	150		1,964	(1,629)	(69)	299		(1,399)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	—	—		—	(16)	(30)	—		(46)

TOTAL NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(691)	2,505	150	(4)	1,964	(1,645)	(99)	299	(4)	(1,445)

Effect of foreign exchange rate changes on cash and cash equivalents and restricted cash	(215)	(13)	—		(228)	(372)	(31)	—		(403)

DECREASE IN CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(554)	(162)	—		(716)	(2,780)	13	—		(2,767)

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, BEGINNING OF YEAR	4,514	1,331	—		5,845	8,116	1,513	—		9,629

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD	3,960	1,169	—		5,129	5,336	1,526	—		6,862

CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (DISCONTINUED OPERATIONS)	—	—	—		—	822	195	—		1,017
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH, END OF PERIOD (CONTINUING OPERATIONS)	3,960	1,169	—		5,129	4,514	1,331	—		5,845

(1)

Industrial Activities represents the enterprise without Financial Services. Industrial Activities includes the Company’s Agriculture and Construction segments, and other corporate assets, liabilities, revenues and expenses not reflected within Financial Services.

(2)	This item includes the elimination of dividends from Financial Services to Industrial Activities, which are included in Industrial Activities net cash used in operating activities.

(3)	This item includes the elimination of certain minor activities between Industrial Activities and Financial Services.

(4)	This item includes the elimination of paid in capital from Industrial Activities to Financial Services.

Other Supplemental Financial Information

(Unaudited)

Reconciliation of Consolidated Net Income to Adjusted EBIT of Industrial Activities by segment under U.S.-GAAP

($ million)	Three Months ended December 31, 2022

	Agriculture	Construction	Unallocated items, eliminations and other	Total

Consolidated Net income				592

Less: Consolidated Income tax (expense) benefit				(168)

Consolidated Income before taxes				760

Less: Financial Services

Financial Services Net income				75

Financial Services Income taxes				19

Add back of the following Industrial Activities items:

Interest expenses, net of interest income and eliminations				22

Foreign exchange (gains) losses, net				45

Finance and non-service component of Pension and other post-employment benefit costs(1)				(12)

Adjustments for the following Industrial Activities items:

Restructuring expenses	5	7	—	12

Other discrete items(2)	—	—	(53)	(53)

Adjusted EBIT of Industrial Activities	701	34	(55)	680

	Three Months ended December 31, 2021

	Agriculture	Construction	Unallocated items, eliminations and other	Total

Consolidated Net income				307

Less: Consolidated Net Income (loss) of Discontinued Operations				(157)

Consolidated Net income (loss) of Continuing Operations				464

Less: Consolidated Income tax (expense) benefit				118

Consolidated Income (loss) before taxes (continuing operations)				346

Less: Financial Services

Financial Services Net income				90

Financial Services Income taxes				24

Add back of the following Industrial Activities items:

Interest expenses, net of interest income and eliminations				26

Foreign exchange (gains) losses, net				7

Finance and non-service component of Pension and other post-employment benefit costs(1)				(41)

Adjustments for the following Industrial Activities items:

Restructuring expenses	12	2	—	14

Other discrete items(2)	—	—	140	140

Adjusted EBIT of Industrial Activities	414	20	(56)	378

(1)

In the three months ended December 31, 2022, this item includes the pre-tax gain of $6 million as a result of the amortization over the 4 years of the $101 million positive impact from the 2021 modifications of a healthcare plan in the U.S. In the three months ended December 31, 2021, this item includes the pre-tax gain of $29 million as a result of the 2018 modification of a healthcare plan in the U.S. and a pre-tax gain of $5 million as a result of the amortization over 4 years of the $101 million positive impact from 2021 modifications of a healthcare plan in the U.S.

(2)

In the three months ended December 31, 2022, this item included a $65 million gain on the sale of our Canada parts depot, partially offset by $12 million of separation costs incurred in connection with our spin-off of the Iveco Group Business. In the three months ended December 31, 2021, this item also includes $101 million separation and transaction costs incurred in connection with the spin-off of the Iveco Group Business (the Demerger), a charge of $51 million for the transaction costs related to the acquisition of Raven Industries, Inc., as well as a gain of $12 million for the fair value adjustment of Monarch Tractor investment.

Other Supplemental Financial Information

(Unaudited)

Reconciliation of Consolidated Net Income to Adjusted EBIT of Industrial Activities by segment under US-GAAP

($ million)	Year Ended December 31, 2022

	Agriculture	Construction	Unallocated items, eliminations and other	Total

Consolidated Net income				2,039

Less: Consolidated Income tax (expense) benefit				(747)

Consolidated Income before taxes				2,786

Less: Financial Services

Financial Services Net income				338

Financial Services Income taxes				125

Add back of the following Industrial Activities items:

Interest expenses, net of interest income and eliminations				119

Foreign exchange (gains) losses, net				59

Finance and non-service component of Pension and other post-employment benefit costs(1)				(124)

Adjustments for the following Industrial Activities items:

Restructuring expenses	21	10	—	31

Other discrete items(2)	—	—	25	25

Adjusted EBIT of Industrial Activities	2,456	124	(147)	2,433

	Year Ended December 31, 2021

	Agriculture	Construction	Unallocated items, eliminations and other	Total

Consolidated Net income				1,760

Less: Consolidated Net Income (loss) of Discontinued Operations				(41)

Consolidated Net income (loss) of Continuing Operations				1,801

Less: Consolidated Income tax (expense) benefit				(229)

Consolidated Income (loss) before taxes (continuing operations)				2,030

Less: Financial Services

Financial Services Net income				349

Financial Services Income taxes				107

Add back of the following Industrial Activities items:

Interest expenses, net of interest income and eliminations				118

Foreign exchange (gains) losses, net				1

Finance and non-service component of Pension and other post-employment benefit costs(1)				(143)

Adjustments for the following Industrial Activities items:

Restructuring expenses	20	15	—	35

Other discrete items(2)	—	—	178	178

Adjusted EBIT of Industrial Activities	1,810	90	(137)	1,763

(1)

In the year ended December 31, 2022, this item includes the pre-tax gain of $90 million as a result of the amortization over approximately 4.5 years of the $527 million positive impact from the 2018 modification of a healthcare plan in the U.S. and a pre-tax gain of $24 million as a result of the amortization over 4 years of the $101 million positive impact from the 2021 modifications of a healthcare plan in the U.S. In the year ended December 31, 2021, this item includes the pre-tax gain of $119 million as a result of the 2018 modification and a pre-tax gain of $5 million as a result of the amortization over 4 years of the $101 million positive impact from 2021 modifications of a healthcare plan in the U.S.

(2)

In the year ended December 31, 2022, this item included $43 million of asset write-downs, $25 million of separation costs incurred in a connection with our spin-off of the Iveco Group Business and $22 million of costs related to the activity of the Raven segments held for sale, including the loss on the sale of the Engineered Films and Aerostar divisions, partially offset by a $65 million dollar gain on the sale of our Canada parts depot. In the year ended December 31, 2021, this item included $133 million separation costs in connection with the spin-off of the Iveco Group business and a charge of $57 million for transaction costs related to the acquisition of Raven Industries, Inc., partially offset by a gain of $12 million for a fair value adjustment of Monarch Tractor investments.

Other Supplemental Financial Information

(Unaudited)

Reconciliation of Total (Debt) to Net Cash (Debt) under US-GAAP

($ million)	Consolidated		Industrial Activities		Financial Services

	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021

Third party (debt)	(22,962)	(20,897)	(4,909)	(5,335)	(18,053)	(15,562)

Intersegment notes payable	—	—	(63)	(150)	(888)	(181)

Payable to Iveco Group N.V.(4)	(156)	(3,986)	(5)	(3,764)	(151)	(222)

Total (Debt)(1)	(23,118)	(24,883)	(4,977)	(9,249)	(19,092)	(15,965)

Cash and cash equivalents	4,376	5,044	3,802	4,386	574	658

Restricted cash	753	801	158	128	595	673

Intersegment notes receivable	—	—	888	181	63	150

Receivables from Iveco Group N.V.(4)	298	3,484	234	3,430	64	54

Other current financial assets(2)	300	1	300	1	—	—

Derivatives hedging debt	(43)	(3)	(43)	(3)	—	—

Net Cash (Debt)(3)	(17,434)	(15,556)	362	(1,126)	(17,796)	(14,430)

(1)

Total (Debt) of Industrial Activities includes Intersegment notes payable to Financial Services of $63 million and $150 million as of December 31, 2022 and December 31, 2021, respectively. Total (Debt) of Financial Services includes Intersegment notes payable to Industrial Activities of $888 million and $181 million as of December 31, 2022 and December 31, 2021, respectively.

(2)	This item includes short-term deposits and investments towards high-credit rating counterparties.

(3)

The net intersegment receivable/(payable) balance recorded by Financial Services relating to Industrial Activities was ($825) million and ($31) million as of December 31, 2022 and December 31, 2021, respectively.

(4)	For December 31, 2021, this item is shown net on the CNH Industrial balance sheet.

Reconciliation of Cash and cash equivalents to Available liquidity under US-GAAP

($ million)	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022

Cash and cash equivalents	4,376	3,154	2,855	3,219

Restricted cash	753	660	729	842

Undrawn committed facilities	5,061	4,700	5,002	5,087

Receivables from Iveco Group N.V.	298	224	281	297

Payables to Iveco Group N.V.	(156)	(95)	(73)	(47)

Other current financial assets(1)	300	2	1	1

Available liquidity	10,632	8,645	8,795	9,399

(1)  This item includes short-term deposits and investments towards high-credit rating counterparties.

Other Supplemental Financial Information

(Unaudited)

Change in Net Cash (Debt) of Industrial Activities under US-GAAP
Years ended December 31,			Three Months ended December 31,
2022	2021	($ million)	2022	2021

(1,126)	(893)	Net Cash (Debt) of Industrial Activities at beginning of period	(1,272)	(125)

2,433	1,763	Adjusted EBIT of Industrial Activities	680	378

325	293	Depreciation and Amortization	75	76

6	2	Depreciation of assets under operating leases	4	1

(646)	(376)	Cash interest and taxes	(135)	(68)

395	395	Changes in provisions and similar(1)	101	134

(510)	248	Change in working capital	1,457	904

(456)	(360)	Investments in property, plant and equipment, and intangible assets	(213)	(165)

49	(37)	Other changes	80	(35)

1,596	1,928	Free cash flow of Industrial Activities – Continuing operations	2,049	1,225

(576)	(188)	Capital increases and dividends(2)	(44)	(4)

468	(1,973)	Currency translation differences and other(3)	(371)	(2,222)

1,488	(233)	Change in Net Cash (Debt) of Industrial Activities – Continuing operations	1,634	(1,001)

362	(1,126)	Net Cash (Debt) of Industrial Activities at end of period	362	(1,126)

(1)	Including other cash flow items related to operating lease.
(2)	In the three months and years ended December 31, 2022, this item also includes share buy-back transactions.
(3)

In the year ended December 31, 2022 this item also includes the proceed of Raven Engineered Films Division for $350 million. In the year ended December 31, 2021, this item includes the cash out of $2,246 million for the acquisition of the 100% interest in Raven and $86 million for the acquisition of the 90% interest in Sampierana, as well as the charge of $8 million related to the repurchase of notes.

Reconciliation of Net cash provided by (used in) Operating Activities to Free cash flow of Industrial Activities under US-GAAP
Years ended December 31,			Three Months ended December 31,
2022	2021	($ million)	2022	2021

557	3,198	Net cash provided by (used in) Operating Activities (Continuing Operations)	1,443	1,724

1,448	(947)	Cash flows from Operating Activities of Financial Services net of eliminations	744	(399)

19	93	Change in derivatives hedging debt of Industrial Activities and other	2	101

(21)	(19)	Investments in assets sold under operating lease assets of Industrial Activities	(7)	(1)

(456)	(360)	Investments in property, plant and equipment, and intangible assets of Industrial Activities	(213)	(165)

49	(37)	Other changes(1)	80	(35)

1,596	1,928	Free cash flow of Industrial Activities	2,049	1,225

(1)	This item primarily includes change in intersegment financial receivables and capital increases in intersegment investments.

Other Supplemental Financial Information

(Unaudited)

Reconciliation of Adjusted net income and Adjusted income tax (expense) benefit to Net income (loss) and Income tax (expense) benefit and calculation of
Adjusted diluted EPS and Adjusted ETR under US-GAAP
Years ended December 31,			Three Months ended December 31,

2022	2021	($ million)	2022	2021

2,039	1,801	Net income (loss) – Continuing Operations	592	464

(41)	97	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	(46)	120

6	(151)	Adjustments impacting Income tax (expense) benefit (b)	(60)	(159)

2,004	1,747	Adjusted net income (loss)	486	425

1,994	1,738	Adjusted net income (loss) attributable to CNH Industrial N.V.	486	423

1,362	1,361	Weighted average shares outstanding – diluted (million)	1,361	1,363

1.46	1.28	Adjusted diluted EPS ($)	0.36	0.31

2,682	1,939	Income (loss) from continuing operations before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates	725	323

(41)	97	Adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (a)	(46)	120

2,641	2,036	Adjusted income (loss) from continuing operations before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates (A)	679	443

(747)	(229)	Income tax (expense) benefit	(168)	118

6	(151)	Adjustments impacting Income tax (expense) benefit (b)	(60)	(159)

(741)	(380)	Adjusted income tax (expense) benefit (B)	(228)	(41)

28.1%	18.7%	Adjusted Effective Tax Rate (Adjusted ETR) (C=B/A)	33.6%	9.3%

		a) Adjustments impacting Income (loss) from continuing operations before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates

31	35	Restructuring expenses	12	14

—	8	Loss on repurchase of notes	—	—

(90)	(119)	Pre-tax gain related to the 2018 modification of a healthcare plan in the U.S.	—	(29)

(24)	(5)	Pre-tax gain related to the 2021 modification of a healthcare plan in the U.S.	(6)	(5)

43	—	Asset write-down: Industrial Activities, Russia Operations	—	—

17	—	Asset write-down: Financial Services, Russia Operations	1	—

25	133	Spin related costs	12	101

(65)	—	Gain on sale of real estate	(65)	—

—	(12)	Monarch Tractor investment fair value adjustment	—	(12)

—	57	Other discrete items	—	51

22	—	Activity of the Raven Segments held for sale, including loss on sale of the Aerostar and Engineered Films Division	—	—

(41)	97	Total	(46)	120

		b) Adjustments impacting Income tax (expense) benefit

61	10	Tax effect of adjustments impacting Income (loss) before income tax (expense) benefit and equity in income of unconsolidated subsidiaries and affiliates(1)	(5)	2

(55)	(161)	Adjustment to valuation allowances on deferred tax assets	(55)	(161)

6	(151)	Total	(60)	(159)

(1)	Includes $12 million of increase to the valuation allowances on historical deferred tax assets as a result of the suspension of operations in Russia.

Other Supplemental Financial Information

(Unaudited)

Reconciliation of Adjusted gross profit to gross profit under US-GAAP

Year ended December 31,			Three Months ended December 31,

2022	2021	($ million)	2022	2021

21,541	17,802	Net Sales (A)	6,352	4,994

16,797	14,109	Cost of goods sold	4,978	4,045

4,744	3,693	Gross profit (B)	1,374	949

41	—	Asset write down (Russia operations)	2	—

4,785	3,693	Adjusted gross profit (C)	1,376	949

22.0%	20.7%	Gross profit margin (B ÷ A)	21.6%	19.0%

22.2%	20.7%	Adjusted gross profit margin (C ÷ A)	21.7%	19.0%

Revenues by Segment under EU-IFRS

Year ended December 31,				Three Months ended December 31,

2022	2021	% Change	($ million)	2022	2021	% Change

17,969	14,754	21.8%	Agriculture	5,369	4,168	28.8%

3,572	3,081	15.9%	Construction	983	844	16.5%

21,541	17,835	20.8%	Total Industrial Activities of Continuing Operations	6,352	5,012	26.7

1,982	1,664	19.1%	Financial Services	571	476	20.0%

(50)	(25)	n.m.	Eliminations and other	(17)	(6)	n.m.

23,473	19,474	20.5%	Total of Continuing Operations	6,906	5,482	26.0%

Adjusted EBIT of Industrial Activities(1) by Segment under EU-IFRS

	Three Months ended December 31,

	2022	2021	$ Change	2022 adjusted EBIT margin	2021 adjusted EBIT margin
Agriculture	716	425	291	13.3%	10.2%

Construction	38	19	19	3.9%	2.3%

Unallocated items, eliminations and other	(49)	(57)	8	—	—

Adjusted EBIT of Industrial Activities of Continuing Operations	705	387	318	11.1%	7.7%

(1) This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures.
Adjusted EBIT of Industrial Activities(1) by Segment under EU-IFRS

	Year ended December 31,

	2022	2021	$ Change	2022 adjusted EBIT margin	2021 adjusted EBIT margin
Agriculture	2,460	1,794	666	13.7%	12.2%

Construction	119	83	36	3.3%	2.7%

Unallocated items, eliminations and other	(143)	(148)	5	—	—

Adjusted EBIT of Industrial Activities of Continuing Operations	2,436	1,729	707	11.3%	9.7%

(1)	This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures.

Other Supplemental Financial Information

(Unaudited)

Other key data under EU-IFRS

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Total Assets	40,075	36,579	36,403	37,272

Total Equity	7,559	6,965	6,428	6,258

Equity attributable to CNH Industrial N.V.	7,559	6,962	6,421	6,251

Net Cash (Debt) of CNH Industrial	(17,940)	(17,392)	(17,422)	(17,454)

of which Net Cash (Debt) of Industrial Activities(1)	114	(1,571)	(1,892)	(2,452)

Net Income of Financial Services	319	240	159	73

(1)	This item is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Information” section of this press release for information regarding non-GAAP financial measures.

Net income (loss) reconciliation US-GAAP to EU-IFRS

Year ended December 31,			Three Months ended December 31,

2022	2021	($ million)	2022	2021
2,039	1,801	Net income (loss) in accordance with U.S. GAAP	592	464

		Adjustments to conform with EU-IFRS:

(8)	(31)	Development costs	15	3

(143)	(77)	Other adjustments(1)	(6)	27

(11)	(7)	Tax impact on adjustments and other income tax differences	(31)	(37)

(162)	(115)	Total adjustments	(22)	(7)

1,877	1,686	Profit (loss) in accordance with EU-IFRS	570	457

(1)	This item also includes the different accounting impacts from the modifications of a healthcare plan in the U.S.

Total Equity reconciliation US-GAAP to EU-IFRS

	December 31, 2022	September 30, 2022	June 30, 2022	March 30, 2022

Total Equity under U.S. GAAP	6,927	6,357	5,794	5,609

Adjustments to conform with EU-IFRS:

Development costs	763	719	751	783

Other adjustments	39	59	45	41

Tax impact on adjustments and other income tax differences	(170)	(170)	(162)	(175)

Total adjustments	632	608	634	649

Total Equity under EU-IFRS	7,559	6,965	6,428	6,258

Other Supplemental Financial Information

(Unaudited)

Translation of financial statements denominated in a currency other than the U.S. dollar

The principal exchange rates used to translate into U.S. dollars the financial statements prepared in currencies other than the U.S. dollar were as follows:

	Average 2022	At December 31, 2022	Average 2021	At December 31, 2021

Euro	0.950	0.938	0.845	0.883

Pound sterling	0.810	0.832	0.727	0;742

Swiss franc	0.954	0.923	0.914	0.912

Polish zloty	4.451	4.397	3.860	4.059

Brazilian real	5.165	5.220	5.392	5.571

Canadian dollar	1.301	1.354	1.254	1.271

Turkish lira	16.531	18.707	8.888	13.450

Condensed Consolidated Income Statement for the three months and Years ended December 31, 2022 and 2021

(Unaudited, EU-IFRS)	Three Months Ended December 31,		Years Ended December 31,

($ million)	2022	2021	2022	2021
Net revenues	6,906	5,482	23,473	19,474

Cost of sales	5,400	4,393	18,167	15,231

Selling, general and administrative costs	498	419	1,678	1,425

Research and development costs	244	187	881	677

Result from investments:

Share of the profit/(loss) of investees accounted for using the equity method	36	23	108	92

Restructuring costs	15	12	34	36

Other income/(expenses)	54	(78)	(9)	(124)

Financial income/(expenses)	(70)	(40)	(177)	(151)

PROFIT/(LOSS) BEFORE TAXES	769	376	2,635	1,922

Income tax (expense) benefit	(199)	81	(758)	(236)

PROFIT/(LOSS) FROM CONTINUING OPERATIONS	570	457	1,877	1,686

PROFIT/(LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	—	(109)	—	91

PROFIT/(LOSS) FOR THE PERIOD	570	348	1,877	1,777

PROFIT/(LOSS) FOR THE PERIOD FROM CONTINUING OPERATIONS ATTRIBUTABLE TO:

Owners of the parent	570	455	1,867	1,677

Non-controlling interests	—	2	10	9

(in $)

BASIC EARNINGS/(LOSS) PER COMMON SHARE	0.42	0.25	1.38	1.28

Basic earnings/(loss) per common share from continuing operations	0.42	0.34	1.38	1.24

DILUTED EARNINGS/(LOSS) PER COMMON SHARE	0.42	0.25	1.37	1.28

Diluted earnings/(loss) per common share from continuing operations	0.42	0.33	1.37	1.23

Other Supplemental Financial Information

(Unaudited)

Condensed Consolidated Statement of Financial Position as of December 31, 2022 and December 31, 2021

(Unaudited, EU-IFRS)

($ million)	December 31, 2022	December 31, 2021

ASSETS

Intangible assets	5,172	5,159

Property, plant and equipment and Leased assets	3,281	3,435

Inventories	4,848	4,228

Receivables from financing activities	19,611	15,443

Cash and cash equivalents	5,129	5,845

Other receivables and assets	2,034	2,535

Assets held for distribution(*)	—	14,477

TOTAL ASSETS	40,075	51,122

EQUITY AND LIABILITIES

Issued capital and reserves attributable to owners of the parent	7,559	8,393

Non-controlling interests	—	33

Total Equity	7,559	8,426

Debt	23,652	21,689

Other payables and liabilities	8,864	9,148

Liabilities held for distribution(*)	—	11,859

Total Liabilities	32,516	42,696

TOTAL EQUITY AND LIABILITIES	40,075	51,122

(*)

The 2021 data have been re-presented following the classification of the Iveco Group Business as Discontinued Operations for the year ended December 31, 2021, as requested by the IFRS 5 - Non-current assets held for sale and discontinued operations.

Condensed Consolidated Statement of Cash Flows for the years ended December 31, 2022 and 2021

(Unaudited, EU-IFRS)

($ million)	December 31, 2022	December 31, 2021

CASH AND CASH EQUIVALENTS AT BEGINNING OF THE YEAR	5,845	9,629

Profit/(loss) from Continuing Operations	1,877	1,686

Adjustment to reconcile profit/(loss) from Continuing Operation to cash flows from/(used in) operating activities from Continuing Operations	627	989

CASH FLOWS FROM/(USED IN) OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	2,504	2,675

CASH FLOWS FROM/(USED IN) OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	638

TOTAL	2,504	3,313

CASH FLOWS FROM/(USED IN) INVESTING ACTIVITIES FROM CONTINUING OPERATIONS	(5,255)	(4,001)

CASH FLOWS FROM/(USED IN) INVESTING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	(121)

TOTAL	(5,255)	(4,122)

CASH FLOWS FROM/(USED IN) FINANCING ACTIVITIES FROM CONTINUING OPERATIONS	2,268	(1,447)

CASH FLOWS FROM/(USED IN) FINANCING ACTIVITIES FROM DISCONTINUED OPERATIONS	—	(104)

TOTAL	2,268	(1,551)

Translation exchange differences	(233)	(407)

TOTAL CHANGE IN CASH AND CASH EQUIVALENTS	(716)	(2,767)

Less:

CASH AND EQUIVALENTS AT END OF THE PERIOD – INCLUDED WITHIN ASSETS HELD FOR DISTRIBUTION AT THE END OF THE PERIOD	—	(1,017)

CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	5,129	5,845